Exhibit 16.1


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October 4, 2000


OFFICE OF THE CHIEF ACCOUNTANT
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH ST NW
WASHINGTON DC 20549


Dear Sir/Madam:

We have read the second and third paragraph of Item 4 included in the Form 8-K dated September 20,000 of Steelton Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.

Very truly yours,


/s/ McKonly & Asbury , LLP
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McKONLY & ASBURY, LLP
Certified Public Accountants